Exhibit 10.4

VERTEX, INC.

THIRD AMENDED AND RESTATED
2007 STOCK APPRECIATION RIGHTS PLAN

SECTION 1

AMENDMENT AND RESTATEMENT AND PURPOSE

Vertex, Inc., a Pennsylvania corporation (the “Company”), hereby amends and restates in its entirety the SECOND AMENDED AND RESTATED VERTEX, INC. 2007 STOCK APPRECIATION RIGHTS PLAN (the “Plan”), effective as of May 4, 2017. The purpose of the Plan is to promote the long-term growth and profitability of the Company by (i) providing key people with incentives to improve shareholder value and to contribute to the growth and financial success of the Company, and (ii) enabling the Company to attract, retain and reward the best available persons for positions of substantial responsibility. To accomplish such purposes, the Plan authorizes the granting of stock appreciation rights in the form of awards of SAR Units.

The Plan is a compensatory benefit plan within the meaning of Rule 701 under the Securities Act of 1933 (the “Securities Act”). Except to the extent any other exemption from the Securities Act is expressly relied upon in connection with any agreement entered into pursuant to the Plan or the securities issuable hereunder are registered under the Securities Act, the awarding of SAR Units pursuant to the Plan is intended to qualify for the exemption from registration under the Securities Act provided by Rule 701. To the extent that an exemption from registration under the Securities Act provided by Rule 701 is unavailable, all awards of SAR Units pursuant to the Plan are intended to be exempt from registration under the Securities Act in reliance upon the private offering exemption contained in Section 4(2) of the Securities Act, or other available exemption, and the Plan shall be so administered.

SECTION 2

DEFINITIONS

Under this Plan, except where the context otherwise indicates, the following definitions shall apply:

2.1.                    “Adjusted Net Cash Flow from Operating Activities” for a Fiscal Year means the Company’s net cash provided by operating activities, less cash used in investing activities for (i) purchases and capitalized property and equipment, and (ii) capitalized software additions, all as reflected in the comparative statements of cash flow constituting part of the Company’s annual audited consolidated financial statements for such Fiscal Year.

2.2.                    “Annual Liquidity Pool” with respect to a Fiscal Year means the Adjusted Net Cash Flow from Operating Activities for such Fiscal Year, multiplied by the Vested SAR Unit Fraction for such Fiscal Year. Written notice of the annual determination of the Annual Liquidity Pool shall be provided to each Participant who is a grantee of SAR Units which have not yet terminated or been the subject of a Triggering Event.

2.3.                    “Award” means a grant of a stock appreciation right in the form of SAR Units pursuant to Section 5 of the Plan.

2.4.                    “Base Value” of a SAR Unit means the Fair Market Value of such SAR Unit on the Grant Date.

2.5.                    “Beneficiary” means the person or persons designated by a Participant to receive amounts payable under the Plan as a result of the Participant’s death on the Designation of Beneficiary form set forth as Exhibit A to the Plan, which is incorporated into and made a part of the Plan. Any such designation may be changed by a Participant by filing a new form with the Committee. If no named Beneficiary shall survive a Participant, or if the Participant fails to designate a Beneficiary, any payments due under the Plan after the death of a Participant shall be made in the following order of priority to: (i) the Participant’s surviving spouse; (ii) the Participant’s surviving children, including adopted children, in equal shares; or (iii) the legal representative of the Participant’s estate.

2.6.                    “Board” means the Board of Directors of the Company.

2.7                       “Board Advisor” means any person, other than an Employee or a Director, who is hired by the Company to advise the Board.

2.8.                    “Cause” means:

A.                            As to any person who first becomes a Participant after June 30, 2016 and who is a party to an employment or other service agreement with the Company or a Subsidiary, (i) if such agreement defines cause, “Cause” means the definition of cause in such agreement, or (ii) if such agreement specifies conditions under which the Company or the Subsidiary may terminate the Participant’s employment or services without advance notice, “Cause” means any of such conditions; and

B.                            As to all Participants other than Participants who first became a Participant after June 30, 2016 and are a party to an employment or other service agreement with the Company or a Subsidiary that is described in Section 2.8.A(i) or (ii), “Cause” means such Participant’s: (i) repeated or extended failure to perform the

Participant’s duties or obligations to the Company or any Subsidiary (other than as a result of the Participant’s death or incapacity due to physical or mental illness or injury); (ii) willful misconduct that is materially injurious to the Company or any Subsidiary, monetarily or otherwise; (iii) dishonesty, unethical, fraudulent or similar misconduct in connection with the Participant’s employment by, or performance of services for, the Company or any Subsidiary; (iv) use of non-prescription controlled substances, misuse of prescription drugs or habitual intoxication, during work hours; (v) conviction of a felony or any other crime involving fraud, dishonesty or moral turpitude; (vi) material violation of any policy of the Company or any policy of any Subsidiary for whom the Participant performs services; (vii) material breach of any provision of any written agreement entered into between the Participant and the Company or any Subsidiary (but only if such first became a Participant after June 30, 2016) or (viii) refusal to follow any lawful directions of the Board or any other person at the Company or any Subsidiary to whom the Participant reports.

2.9.                    “Change of Control” means: (i) any issuance, sale or other transfer of the Company’s voting shares to an unrelated third party, which when taken together with any other issuances, sales or other transfers of Company voting shares within the preceding 12 month period, consists of shares that constitute more than 50% of the voting power of all of the Company’s issued and outstanding voting shares immediately following such issuance, sale or other transfer; or (ii) a statutory merger (regardless of whether or not the Company is the surviving entity) or a sale of all or substantially all of the assets of the Company, but only if the merger or sale results in members of the Westphal family (the descendants of Rainer Westphal and Antoinette Westphal) or their nominees holding less than an absolute majority of votes that may be cast by all shareholders of the surviving entity in the election of directors.

2.10.              “Change of Control Value” means the total amount of cash and property and the principal amount of any promissory notes to be delivered in connection with a transaction or series of transactions that results in a Change of Control, as consideration for the acquisition of all of the assets and/or shares of the Company or in a merger of the Company; provided, that (i) Change of Control Value shall not include any debt of the Company or any Subsidiary assumed as part of the Change of Control, (ii) any property (other than promissory notes) deliverable in connection with a Change of Control shall be valued as of the effective date of the Change of Control, and (iii) if any portion of the consideration payable in connection with a Change of Control is contingent upon the occurrence of a future event, the value of the right to such contingent consideration shall be determined as of the effective date of the Change of Control pursuant to an appraisal by a regionally recognized investment banking firm selected by the Committee. If the Change of Control results in less than all of the assets and/or outstanding shares of the Company being transferred, the Committee shall derive the Change of Control Value by extrapolating from the value of the consideration to be delivered in connection with the Change of Control.

2.11.              “Class B Common” means the Class B nonvoting common stock of the Company.

2.12.              “Code” means the Internal Revenue Code of 1986, as amended, and any regulations issued thereunder.

2.13.              “Committee” means the Board or other committee of individuals, including a committee of Board members, appointed pursuant to Section 3 of the Plan to administer the Plan.

2.14.                     “Director” means a person who is a member of the Board.

2.15.             “Employee” means any person who is treated as a common law employee on the payroll records of the Company or any Subsidiary.

2.16.             “Exercising Participant” with respect to a Fiscal Year in which the Annual Liquidity Pool limits the amount payable under Section 5.2.B of the Plan means each Participant who validly exercised SAR Units with respect to such Fiscal Year.

2.17.             “Expiration Date” of a SAR Unit means such date, if any, as may be specified in the sole discretion of the Committee in the Grant Agreement awarding such SAR Unit.

2.18.             “Fair Market Value” of the Company as of a Grant Date or a Measurement Date means, except in the event of a Change of Control or an IPO, the fair market value of the Company as of the last day of the Fiscal Year preceding such Grant Date or Measurement Date. The Committee shall determine the Fair Market Value of the Company annually by selecting a regionally recognized investment banking firm to appraise the value of the Company as of the last day of each Fiscal Year; provided, that in the event information subsequently becomes available to the Committee, which the Committee reasonably believes may materially affect the value of the Company and which was not taken into account in the investment banking firm’s determination, including (without limitation) the commencement or settlement of material litigation or the issuance of a patent, the Committee may adjust the Fair Market Value of the Company to reflect such subsequently available information. In the event of a Change of Control, “Fair Market Value” of the Company means the Change of Control Value. In the event of an IPO, “Fair Market Value” of the Company means the IPO Value.

2.19.              “Fair Market Value of a SAR Unit” as of a Grant Date or Measurement Date means the Fair Market Value of a share of Class B Common. To determine the Fair Market Value of a share of Class B Common, the Fair Market Value of the Company as of such Grant Date or Measurement Date shall be adjusted by the investment banking firm retained by the Committee, to reflect those discounts as are normally applied to the valuation of minority interests and lack of marketability in closely-held entities, and such adjusted Fair Market Value shall be allocated by the investment banking firm between (or among) the classes of shares of the Company that have shares outstanding (including all classes of common and/or preferred shares), on the basis of such criteria as are customarily used to measure the relative value of different classes of shares of the same corporation. Written notice of the annual determination of the Fair Market Value of a SAR Unit shall be provided to each Participant who is a grantee of SAR Units which have not yet terminated or been exercised or been the subject of a Triggering Event.

2.20.              “Fiscal Year” means the calendar year, or such other 12 month period as the Board may designate for financial reporting purposes from time to time.

2.21.              “Good Reason” means, with respect to a Participant who is an Employee, the occurrence of any of the following: (i) the directive by the Company or a Subsidiary that the Employee’s principal office be moved to a location that is more than 100 miles from the location of the Employee’s principal office as of the commencement of the Employee’s employment with the Company or a Subsidiary; (ii) a material reduction in the Employee’s functions, duties or responsibilities relative to the Employee’s functions, duties or responsibilities in effect immediately prior to such reduction; (iii) a material reduction in the Employee’s base salary; or (iv) a material breach of a written employment agreement between the Employee and the Company or between the

Employee and a Subsidiary, which is not corrected by the Company or such Subsidiary within 30 days after written notice by the Employee to the Company or the Subsidiary of such breach.

2.22.              “Grant Agreement” means a written agreement between the Company and a Participant memorializing the terms and conditions of an Award granted to such Participant pursuant to the Plan.

2.23.              “Grant Date” means the date on which the Committee formally acts to grant an Award to a Participant or such later date as the Committee shall so designate at the time of taking such formal action.

2.24.              “IPO” means the first underwritten sale of Company common shares pursuant to an effective registration filed by the Company under the Securities Act.

2.25.              “IPO Value” means the value of the Company determined on the basis of the average closing selling price of the Company’s class of common shares that was the subject of the IPO on the first 10 days of trading following the IPO; provided, that if in addition to the class of shares registered in the IPO, there shall be one or more classes of shares of the Company (including one or more classes or series of common and/or preferred shares) outstanding immediately following the IPO, the Committee shall ratably increase the value of the Company, for purposes of determining the IPO Value, to take into account such other outstanding class or classes of shares.

2.26.              “Measurement Date” means, with respect to a SAR Unit, the date on which such SAR Unit is exercised or the date on which a Triggering Event with respect to such SAR Unit occurs.

2.27.              “Net Appreciation” of a SAR Unit means the amount equal to the excess, if any, of the Fair Market Value of such SAR Unit, as of the Measurement Date, over the Base Value of such SAR Unit.

2.28.             “Participant” means any Employee, Director or Board Advisor who is selected by the Committee to receive an Award.

2.29.             “Permanent Disability” means a the inability of a Participant who is an Employee to perform the Participant’s customary duties as an Employee due to either a physical or mental illness or injury, which either continues for a period of 6 consecutive months or which the Committee determines is likely to continue for a period of 6 consecutive months. In the event of a dispute as to whether a Participant has suffered a Permanent Disability, the Committee may require that the Participant be examined by a physician of the Committee’s choice, in which event the Participant shall submit to such tests and examinations as such physician shall deem appropriate to determine whether the Participant has suffered a Permanent Disability.  The decision of such physician as to whether a Participant has suffered a Permanent Disability shall be final and binding on all parties.

2.30.             “Pro Rata Number of SAR Units” has the meaning set forth in Section 5.3 of the Plan.

2.31.             “Retirement” means, with respect to an Award made to a Participant who is an Employee, such Participant’s resignation from the Company or a Subsidiary, with Board approval, after the Participant’s Retirement Date.

2.32.             “Retirement Date” means, with respect to an Award made to a Participant who is an Employee, the last day of the month such Participant attains the retirement age specified in the Grant Agreement evidencing such Award.

2.33.             “SAR Unit” means a right to receive, subject to and in accordance with the terms of the Plan and the Grant Agreement that awarded the SAR Unit, appreciation in the value of one share of Class B Common.

2.34.             “Subsidiary” and “Subsidiaries” means any corporation or other legal entity of which the Company has at least 51% of the equity ownership.

2.35.                     “Triggering Event” means:

A.                            The closing on a transaction that constitutes a Change of Control;

B.                            The date of payment to the Company and/or selling shareholders for shares offered in an IPO;

C.                            With respect to a Participant who is an Employee, such Participant’s termination of employment with the Company or a Subsidiary as a result of such Participant’s death, Permanent Disability or Retirement, or such Participant’s termination of employment by the Company or a Subsidiary other than for Cause, or such Participant’s resignation within 30 days after an event that constitutes Good Reason;

D.                            With respect to a Participant who is a Director, but who is not an Employee, such Participant’s ceasing to be a member of the Board other than as a result of having been removed from the Board for Cause;

E.                             With respect to a Participant who is a Board Advisor, the termination of such Participant’s services as a Board Advisor for any reason other than a termination by the Board for Cause or a termination related to such Participant becoming a member of the Board; and

F.                                      The Expiration Date, if any, of a SAR Unit.

2.36.             “Vested SAR Unit Fraction” with respect to a Fiscal Year means a fraction (i) the numerator of which is the aggregate number of SAR Units, which as of the last day of such Fiscal Year are 50% vested (as determined in accordance with Section 5.4 of the Plan), and which have not terminated or been exercised or been the subject of a Triggering Event, and (ii) the denominator of which is the total number of outstanding shares of Class B Common, on a fully diluted basis, as of the last day of such Fiscal Year.

SECTION 3

ADMINISTRATION

3.1.                    Procedure.  The Plan shall be administered by the Board.  In the alternative, the Board may appoint a Committee to administer the Plan on behalf of the Board, subject to such terms and conditions as the Board may prescribe. Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time, the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and, thereafter, directly administer the Plan. In the event that the Board is the administrator of the Plan in lieu of a Committee, the term “Committee” as used herein shall be deemed to mean the Board.

The Committee shall meet at such times and places and upon such notice as it may determine. A majority of the Committee shall constitute a quorum. Any acts by the Committee may be taken at any meeting at which a quorum is present and shall be by majority vote of those members entitled to vote. Additionally, any acts reduced to writing or approved in writing by all of the members of the Committee shall be valid acts of the Committee.

3.2.                    Powers of the Committee.  The Committee shall have all the powers vested in it by the terms of the Plan, such powers to include the authority, in its sole and absolute discretion, to grant Awards under the Plan, determine the Fair Market

Value of the Company (including, without limitation, the Change of Control Value and the IPO Value) and the Annual Liquidity Pool, prescribe Grant Agreements evidencing such Awards and to establish programs for granting Awards. The Committee shall have full power and authority to take all other actions necessary to carry out the purposes and intent of the Plan, including, but not limited to, the authority to:

A.                            Determine the eligible persons to whom, and the time or times at which, Awards shall be granted;

B.                                    Determine the number of SAR Units awarded pursuant to an Award;

C.                            Impose such terms, limitations, restrictions and conditions upon any such Award as the Committee shall deem appropriate;

D.                            Modify, extend or renew outstanding Awards, accept the surrender of outstanding Awards and substitute new Awards, provided that no such action shall be taken with respect to any outstanding Award which would adversely affect the Participant who is the grantee of the Award without the Participant’s consent;

E.                             Accelerate or otherwise change the time in which an Award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award, including, but not limited to, any restriction or condition with respect to the exercisability of an Award following termination of any Participant’s employment;

F.                                      Establish objectives and conditions, if any, for earning Awards; and

G.                                    Establish, modify or remove any vesting requirements applicable to Awards.

The Committee shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable and to interpret same, all within the Committee’s sole and absolute discretion.

3.3.         Rounding of Dollar Amounts and SAR Units.  For purposes of calculations under the Plan:

A.                                    Dollar amounts shall be rounded to the nearest whole dollar; and

B.                                    SAR Units shall be rounded to the nearest one-hundredth of a SAR Unit.

3.4.         Limited Liability.  To the maximum extent permitted by law, no member of the Board or Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

3.5.         Indemnification.  To the maximum extent permitted by law, the members of the Board and Committee shall be indemnified by the Company in respect of all their activities under the Plan undertaken in good faith.

3.6          Section 409A of the Code.  In adopting the Plan, it is the intent of the Company that the SAR Units, and the right to receive payments with respect to the SAR Units, are exempt from Section 409A of the Code and, accordingly, to the maximum extent permitted, the Plan and all Grant Agreements shall be interpreted in a manner consistent with such exemption.

3.7.         Effect of Committee’s Decision.  All actions taken and decisions and determinations made by the Committee on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Committee’s sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the

Company, its stockholders, any Participants in the Plan and any other Employees, and all of their respective successors in interest.

SECTION 4

PARTICIPATION

The persons eligible to participate in the Plan are those Employees and Directors selected by the Committee, in its sole discretion, from time to time.

SECTION 5

SAR UNITS

Any SAR Units awarded under the Plan shall be subject to the following terms and conditions as well as all other applicable provisions of the Plan:

5.1.                            Grants of SAR Units.

A.            An award of SAR Units shall be evidenced by a Grant Agreement, executed by the Company and the Participant who is the grantee of the SAR Units, setting forth the number of SAR Units awarded and the Base Value of the SAR Units, and such other terms and conditions applicable to such award of SAR Units, consistent with the provisions of the Plan, as the Committee may determine.

B.            SAR Units do not constitute shares of common stock of the Company or otherwise represent any ownership interest in the Company. No Participant or Beneficiary shall have any of the rights of a shareholder of the Company by virtue of the award of a SAR Unit.

5.2.                            Payments for SAR Units.

A.            Right to Payment. Subject to Section 5.5 of the Plan, payment shall be made to a Participant (or if on the date that such payment is to be made such Participant has died, to the Participant’s Beneficiary, in which event, each reference to a Participant hereunder shall be deemed to be a reference to such Participant’s Beneficiary) if either (i) subject to Section 5.2.B(2) of the Plan, the Participant validly exercises SAR Units, in accordance with Section 5.2.B(1) of the Plan, or (ii) a Triggering Event with respect to such SAR Units occurs. The amount and manner of such payment shall be determined in accordance with Sections 5.2.B and 5.2.C of the Plan.

B.            Exercise of SAR Units.

(1)           General Rule. Subject to Section 5.2.B(2) of the Plan, a Participant who is the holder of SAR Units that are at least 50% vested as of the last day of a Fiscal Year may exercise such vested SAR Units with respect to such Fiscal Year by notifying the Committee in writing of the number of SAR Units, not in excess of 25% of the number of vested and unexercised SAR Units then held by the Participant, that the Participant would like to exercise. Notwithstanding the foregoing, a Participant may only exercise a SAR Unit pursuant to this Section 5.2.B(1) during each 15 day period that begins on the date that notice of an annual determination of the Fair Market Value of a SAR Unit and the Annual Liquidity Pool has been provided to such Participant, and then only if (i) notice of such exercise is provided to the Committee prior to the occurrence of a Triggering Event or other event resulting in the termination of the SAR Units covered by such exercise, and (ii) the Fair Market Value of the Company applicable to such exercise (except with respect to the Participant’s first exercise of SAR Units) exceeds the highest Fair Market Value of the Company applicable to any prior exercise of the Participant’s SAR Units. A Participant who has received more than one Award of SAR Units must exercise such SAR Units in the order in which the SAR Units were granted. The amount payable upon a valid exercise of a SAR Unit shall be the Net Appreciation, if any, of such SAR Unit.

(2)           Impact of Annual Liquidity Pool. Notwithstanding Section 5.2.B(1) of the Plan, if the aggregate amount of Net Appreciation with respect to all of the SAR Units validly exercised with respect to a Fiscal Year exceeds the Annual Liquidity Pool for such Fiscal Year, the total amount payable with respect to the exercise of such SAR Units shall be limited to the amount of such Annual Liquidity Pool, and each Exercising Participant shall be deemed to have exercised such Exercising Participant’s Pro Rata Number of SAR Units, as determined in accordance with Section 5.3 of the Plan, and each Exercising Participant shall be paid the Net Appreciation of such Exercising Participant’s Pro Rata Number of SAR Units.

(3)           Payment upon Exercise. The amount payable with respect to the exercise of a SAR Unit, as determined in accordance with Section 5.2.B(1) or Section 5.2.B(2) of the Plan, shall be paid in the form of a lump sum cash payment no later than 180 days after the date notice of the exercise of the SAR Units is given.

(4)           Examples. Examples of the calculation of the amount payable upon the exercise of SAR Units are provided in Exhibit B to the Plan, which is incorporated into and made a part of the Plan.

C.            Payment upon a Triggering Event. The amount payable upon a Triggering Event with respect to a SAR Unit shall be the Net Appreciation, if any, of the SAR Unit, multiplied by the vested percentage of such SAR Unit (as determined in accordance with Section 5.4 of the Plan). Such amount shall be paid in the form of a lump sum cash payment no later than the last day of the calendar year in which the

Triggering Event occurs, or if later, by the 15th day of the third month following the date of the Triggering Event, provided that the Participant who experienced the Triggering Event is not permitted, directly or indirectly, to designate the taxable year of payment.

5.3.         Determination of Pro Rata Number of SAR Units.  For purposes of Section 5.2.B(2) of the Plan, the “Pro Rata Number of SAR Units” of an Exercising Participant for a Fiscal Year shall be determined as follows:

A.            The Annual Liquidity Pool for such Fiscal Year shall be allocated to each Exercising Participant by multiplying the Liquidity Pool by a fraction (i) the numerator of which is the aggregate Net Appreciation of the SAR Units that such Exercising Participant validly exercised with respect to such Fiscal Year and (ii) the denominator of which is the aggregate Net Appreciation of all of the SAR Units that were validly exercised by all Exercising Participants with respect to such Fiscal Year.

B.            If an Exercising Participant exercised SAR Units with more than one Grant Date, the amount allocated to such Exercising Participant pursuant to Section 5.3.A of the Plan shall be applied to the Net Appreciation of the Exercising Participant’s SAR Units in the order in which the SAR Units were granted.

C.            If the allocations pursuant to Sections 5.3.A and 5.3.B of the Plan would result in an Exercising Participant’s Pro Rata Number of SAR Units being other than a whole number of SAR Units, the Pro Rata Number of SAR Units for such Exercising Participant shall be rounded down to the next largest whole number; provided, for the avoidance of doubt, it is recognized that such rounding may result in less than all of the Annual Liquidity Pool for a Fiscal Year being paid to the Exercising Participants.

5.4.         Vesting of SAR Units.  Except as may be specified at the sole discretion of the Committee in the Grant Agreement awarding SAR Units, a grant of SAR Units to a Participant shall vest as follows:

A.            Prior to the second anniversary of the Grant Date of such SAR Units, the vested percentage of such SAR Units shall be 0%.

B.            If the Participant is an Employee, a Director or a Board Advisor on the second anniversary of the Grant Date of such SAR Units, from the second anniversary of such Grant Date until the fifth anniversary of such Grant Date, the vested percentage of such SAR Units shall be 50%.

C.            If the Participant is an Employee, Director or a Board Advisor on the fifth anniversary of the Grant Date of such SAR Units, from and after the fifth anniversary of such Grant Date, the vested percentage of such SAR Units shall be 100%.

5.5.         Termination of SAR Units.

A.            Notwithstanding any provision of the Plan to the contrary, a SAR Unit shall terminate, and all rights of the Participant who is the grantee of such SAR Unit in such SAR Unit shall terminate, upon the occurrence of a Triggering Event (subject to the rights with respect to such SAR Unit that arise hereunder as a result of such Triggering Event), or if earlier, upon the occurrence of any of the following:

(1)           In the case of a Participant who is an Employee, the termination of such Employee’s employment by the Company or a Subsidiary for Cause or the resignation of such Employee other than within 30 days after an event that constitutes Good Reason;

(2)           In the case of a Participant who is a Director, but who is not an Employee, such Director’s removal from the Board for Cause; or

(3)           In the case of a Participant who is a Board Advisor, the termination of such Board Advisor’s services by the Board for Cause.

B.            In the event of the exercise of a SAR Unit, the Participant who is the grantee of such SAR Unit shall not be entitled, upon any subsequent exercise of such SAR Unit or upon any subsequent Triggering Event, to any further payment of additional Net Appreciation with respect to such SAR Unit. Upon the occurrence of a Triggering Event with respect to a SAR Unit, the Participant who is the grantee of such SAR Unit shall not be entitled to the payment of any additional Net Appreciation with respect to such SAR Unit upon any subsequent Triggering Event.

SECTION 6

WITHHOLDING OF TAXES

The Company, to the extent permitted or required by law, shall have the right to deduct from any payment pursuant to the Plan or from any payment of any other kind (including salary or bonus) otherwise due to a Participant any federal, state or local taxes of any kind required by law to be withheld with respect to any taxable event under the Plan.

SECTION 7

NONASSIGNABILITY

The right of any Participant or Beneficiary to any payments hereunder is not subject to voluntary or involuntary transfer, alienation or assignment, and to the maximum extent permitted by law, is not subject to attachment, execution, garnishment, sequestration or other legal or equitable process.

SECTION 8

ADJUSTMENTS

In the event of the issuance of additional shares by the Company (other than shares of Class B Common) including (without limitation) a new class of shares, which has the effect of diluting the value of the Class B Common, the Committee shall make such adjustments as it deems appropriate and equitable to the outstanding Awards to ameliorate the effect of such dilution.

The Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (in addition to issuances of shares, as provided in the preceding paragraph of this Section 8), affecting the Company of any Subsidiary, or the financial statements of the Company or any Subsidiary, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

SECTION 9

TERMINATION AND MODIFICATION OF THE PLAN

The Board may modify or terminate the Plan or any portion thereof at any time, except that no modification shall become effective without prior approval of the stockholders of the Company if shareholder approval is necessary to comply with any tax or regulatory requirement; provided, further, that no modification or termination of the Plan may adversely affect any outstanding Award without the consent of the Participant who is the grantee of such Award.

The Committee shall be authorized to make minor or administrative modifications to the Plan as well as modifications to the Plan that may be dictated by requirements of federal or state laws applicable to the Company or that may be authorized or made desirable by such laws. The Committee may amend or modify the grant of any outstanding Award in any manner to the extent that the Committee would have had the authority to make such Award as so modified or amended.

SECTION 10

NON-GUARANTEE OF EMPLOYMENT OR CONTINUED SERVICES

Nothing in the Plan or in any Grant Agreement shall confer any right on any Participant to continue in the employ of the Company or to continue to perform services for the Board or to continue to be a member of the Board, nor shall anything in the Plan or in any Grant Agreement interfere in any way with the right of the Company or the Company’s shareholders to terminate the employment or services or Board membership of any Participant at any time.

SECTION 11

NON-UNIFORM DETERMINATIONS

The Committee’s determinations under the Plan (including without limitation determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

SECTION 12

NO LIMIT ON OTHER COMPENSATION ARRANGEMENTS

Nothing contained in the Plan shall prevent the Company or its Subsidiaries from adopting or continuing in effect other compensation arrangements (whether such arrangements be generally applicable or applicable only in specific cases) including, without limitation, the payment of commissions, bonuses and deferred compensation, and the granting of stock options, stock awards, stock appreciation rights or phantom stock units otherwise than under the Plan.

SECTION 13

NO TRUST OR FUND CREATED

Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any Participant or other person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

SECTION 14

GOVERNING LAW

The validity, construction and effect of the Plan and of the Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Board or Committee relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the Commonwealth of Pennsylvania, without regard to its conflict of laws rules and principles.

SECTION 15

PLAN SUBJECT TO CHARTER AND BY-LAWS

This Plan is subject to the Charter and By-Laws of the Company, as they may be amended from time to time.

SECTION 16

MISCELLANEOUS PROVISIONS

16.1.       Severability.  If any one or more of the provisions of the Plan shall be held or deemed to be inoperative, unenforceable, or invalid in a particular case, such provision shall not be deemed to be invalid in any other case or to render any of the other provisions of the Plan inoperative, unenforceable or invalid.

16.2.       Headings.  The headings or other captions in the Plan are for convenience of reference only and shall not be used in interpreting, construing or enforcing any of the provisions of the Plan.

Date Approved by the Board: May 4, 2017